                                                                      EXHIBIT 10

April 6, 1998




Warburg, Pincus Trust II
466 Lexington Avenue
New York, New York 10017-3147

Re:      Post-Effective Amendment No. 2 to Registration Statement
         (Securities Act File No. 333-19175; Investment Company Act File No. 811-07999) (the "Registration Statement")

Ladies and Gentlemen:

You have requested us, as counsel to Warburg, Pincus Trust II (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 2 to its Registration Statement on Form N-1A (the "Amendment").

We have examined copies of the Trust's Declaration of Trust, (the
"Declaration"), the Trust's By-Laws, as amended (the "By-Laws"), and the Amendment. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

Based upon the foregoing, we are of the opinion that the Shares, when duly sold, issued and paid for in accordance with the terms of the Declaration, the Trust's By-Laws and the Prospectuses and Statement of Additional Information ("SAI") included as part of the Amendment, will be validly issued and will be fully paid and non-assessable shares of beneficial interest of the Trust, except that, as set forth in the Amendment, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to the reference to our name under the heading "Independent Accountants and Counsel" in the "SAI" included as part of the Amendment, and to the filing of this opinion as an

Warburg, Pincus Trust II
April 6, 1998
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exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration or qualification of the Trust or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions.

Very truly yours,



/s/Willkie Farr & Gallagher